UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2023

NATURALSHRIMP INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

5501 LBJ Freeway, Suite 450, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 351-5907

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on October 24, 2022, NaturalShrimp Incorporated, a Nevada corporation (the “Company”), entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, Yotta Acquisition Corporation, a Delaware corporation (“Yotta”), and Yotta Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Yotta (“Merger Sub”). The Merger Agreement provides, among other things, that Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, the Company shall be a wholly-owned subsidiary of Yotta.

On July 20, 2023, the Company sent Yotta notice of the Company’s termination of the Merger Agreement pursuant to Section 10.2(b) thereof based on breaches by Yotta of certain representations in the Merger Agreement that would render impossible the satisfaction of certain conditions to the Company’s obligations to consummate the transactions contemplated by the Merger Agreement. In particular, Yotta will not be able to comply with the provision of its Amended and Restated Certificate of Incorporation that prohibits Yotta from consummating an initial business combination unless it has net tangible assets of at least $5,000,001 upon consummation of such initial business combination. This conflicts with Yotta’s representation in the Merger Agreement that its consummation of the transactions contemplated by the Merger Agreement will not conflict with its organizational documents. The Company also cited delays in the Securities and Exchange Commission registration process that are attributable to Yotta, which breached its covenant pursuant to the Merger Agreement to use its reasonable best efforts to take all actions reasonably necessary or advisable to consummate the transactions contemplated by Merger Agreement as promptly as reasonably practicable.

The foregoing description of the Merger Agreement is qualified in its entirety by the terms and conditions of the text of the Merger Agreement, which was previously filed as Exhibit 2.1 to Amendment No. 1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2022.

As a result of the termination of the Merger Agreement, (i) the Sponsor Support Agreement, dated as of October 20, 2022, by and among Yotta, Yotta’s Sponsor Yotta Investments LLC (the “Sponsor”), and the Company, (ii) the Company Stockholder Support Agreements, dated as of October 20, 2022, by and among the Company, Yotta, and each of the Company’s three executive officers and directors, (iii) the Lock-Up Agreements, dated as of October 20, 2022, by and among Yotta, the Company, and each of the Company’s three executive officers and directors, and (iv) the Lock-Up Agreement, dated as of October 20, 2022, by and among the Sponsor, Yotta, and the Company, were each terminated in accordance with its terms.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Date: July 26, 2023	By:	/s/ William Delgado
	Name:	William Delgado
	Title:	Chief Financial Officer

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